EXHIBIT 23(b)

                              ARTHUR ANDERSEN LLP









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to the sale of Georgia Power Company First Mortgage Bonds and Class A Preferred Stock) of our reports on Georgia Power Company dated February 15, 1995 included in Georgia Power Company's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

/s/Arthur Andersen LLP





Atlanta, Georgia
June 16, 1995